EXHIBIT 5.2


         Robinson Silverman Pearce Aronsohn & Berman LLP





                          July 12, 1996



Wellsford Residential Property Trust
610 Fifth Avenue
New York, New York  10020

          Re:  Wellsford Residential Property Trust;
               Registration Statement on Form S-3


Ladies and Gentlemen:

          We have acted as counsel to Wellsford Residential Property Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration of up to an aggregate offering price of $250,000,000 of its (i) unsecured debt securities, which may be either senior debt securities ("Senior Securities") or subordinated debt securities ("Subordinated Securities", and together with Senior Securities, the "Debt Securities"), (ii) preferred shares of beneficial interest, $.01 par value per share ("Preferred Shares"), (iii) common shares of beneficial interest, $.01 par value per share ("Common Shares"), (iv) warrants to purchase Debt Securities, Preferred Shares or Common Shares (collectively, "Warrants") and
(v) rights to purchase Common Shares ("Rights"), for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Registration Statement"). The Debt Securities, Preferred Shares, Common Shares, Warrants and Rights shall be referred to collectively herein as the "Securities." Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

          1. The Registration Statement and the related form of prospectus included therein;

          2. The Amended and Restated Declaration of Trust of the Company, as amended (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The Amended and Restated Bylaws of the Company, certified as of a recent date by the Secretary of the Company;

          4. All resolutions adopted by the Board of Trustees of the Company and the Executive Committee of the Board of Trustees of the Company, relating to the registration, sale and issuance of the Securities, certified as of a recent date by the Secretary of the Company (the "Trustees' Resolutions");

          5. A certificate as of a recent date of the SDAT as to the good standing of the Company;

          6.   A certificate executed by Jeffrey H. Lynford,
Secretary of the Company, dated as of July 12, 1996;

          7. The opinion of Ballard Spahr Andrews & Ingersoll addressed to the Company and to us dated July 12, 1996;

          8.   A form of Indenture, relating to the Senior
Securities, between the Company and an undisclosed trustee, to be attached to the Registration Statement as an Exhibit (the "Senior
Securities Indenture");

          9.   A form of Indenture, relating to the Subordinated
Securities, between the Company and an undisclosed trustee, to be attached to the Registration Statement as an Exhibit (the
"Subordinated Securities Indenture"); and

          10. Such other documents and matters as we have deemed necessary or appropriate to express the opinions set forth in this letter, subject to the assumptions, limitations and qualifications noted below.

          In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or
(b) by general equitable principles.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

          4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Senior Securities, (i) when the final terms of the Senior Securities and the Senior Securities Indenture have been duly established in accordance with applicable law and the Charter, (ii) upon adoption by the Board of Trustees of a resolution in form and content as required by applicable law and the Trustees' Resolutions and (iii) when the Senior Securities have been duly established pursuant to the Senior Securities Indenture, duly authenticated by the Senior Securities Trustee and duly executed and delivered by the Company against payment therefor in accordance with the terms and provisions of the Senior Securities Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement and as contemplated by such resolutions, will constitute binding obligations of the Company.

          2. The Subordinated Securities, (i) when the final terms of the Subordinated Securities and the Subordinated Securities Indenture have been duly established in accordance with applicable law and the Charter, (ii) upon adoption by the Board of Trustees of a resolution in form and content as required by applicable law and the Trustees' Resolutions and (iii) when the Subordinated Securities have been duly established pursuant to the Subordinated Securities Indenture, duly authenticated by the Subordinated Securities Trustee and duly executed and delivered by the Company against payment therefor in accordance with the terms and provisions of the Subordinated Securities Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement and as contemplated by such resolutions, will constitute binding obligations of the Company.

          3. The Warrants, (i) when the final terms of the Warrants and the applicable Warrant Agreement have been duly established in accordance with applicable law and the Charter,
(ii) upon adoption by the Board of Trustees of a resolution in form and content as required by applicable law and the Trustees' Resolutions and (iii) when duly executed and delivered by the Company against payment therefor and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers of the Warrants in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will constitute binding obligations of the Company.

          4. The Rights, (i) when the final terms of the Rights and the applicable Rights Agreement have been duly established in accordance with applicable law and the Charter, (ii) upon adoption by the Board of Trustees of a resolution in form and content as required by applicable law and the Trustees' Resolutions and (iii) when duly executed and delivered by the Company against payment therefor and countersigned by the applicable Rights Agent in accordance with the applicable Rights Agreement and delivered to and paid for by the purchasers of the Rights in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will constitute binding obligations of the Company.

          The foregoing opinions are limited by and do not consider the effects of any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (whether considered in a proceeding at law or in equity). The foregoing opinions are also limited to the laws of the State of New York and we do not express any opinion herein concerning any other law. To the extent that any matter as to which an opinion is expressed herein would be governed by the laws of any other State, we do not express any opinion on such matter.

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                   Very truly yours,



                              /s/ Robinson Silverman
                                  Pearce Aronsohn & Berman LLP

                              Robinson Silverman
                               Pearce Aronsohn & Berman LLP